UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2016

COLONY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 20, 2016, Colony Capital, Inc. (“Colony”), a Maryland corporation, held a special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the definitive proxy statement that it filed with the Securities and Exchange Commission on November 18, 2016.

As of the close of business on November 2, 2016, the record date for the Special Meeting, 113,384,407 shares of Colony’s class A common stock, $0.01 par value per share, and 527,131 shares of Colony’s class B common stock, $0.01 par value per share, were outstanding and entitled to vote at the Special Meeting representing 132,624,689 votes entitled to be cast by Colony common stockholders. 114,525,286 of all votes entitled to be cast by Colony common stockholders were present in person or by proxy at the Special Meeting and, therefore, a quorum was present. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below:

1. The Colony merger proposal: Proposal to approve the merger of Colony with and into Colony NorthStar, Inc. (“Colony NorthStar”), with Colony NorthStar surviving the merger (the “Merger”) and the transactions, to the extent applicable to Colony, contemplated by the Agreement and Plans of Merger, dated as of June 2, 2016, among NorthStar Asset Management Group Inc. (“NSAM”), NorthStar Realty Finance Corp. (“NRF”), Colony, Colony NorthStar, New Sirius Inc., NorthStar Realty Finance Limited Partnership, Sirius Merger Sub-T, LLC and New Sirius Merger Sub, LLC (as amended from time to time, the “merger agreement”), pursuant to which NSAM, Colony and NRF through a series of transactions will merge with and into Colony NorthStar. The proposal to approve the Merger and the transactions, to the extent applicable to Colony, contemplated by the merger agreement was approved by the following vote.

Votes For	Votes Against	Abstentions	Broker Non-Votes
106,745,496	187,279	7,592,511	—

2. The Colony charter proposal: Proposal to approve a provision in the Colony NorthStar charter containing certain Colony NorthStar stock ownership and transfer restrictions, including a prohibition on any person actually or constructively owning more than 9.8% in value of the aggregate of the outstanding shares of Colony NorthStar’s capital stock, or 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Colony NorthStar class A common stock, class B common stock and performance common stock, unless the Colony NorthStar board exempts the person from such ownership limitations. The proposal to approve this charter provision was approved by the following vote.

Votes For	Votes Against	Abstentions	Broker Non-Votes
106,559,287	299,281	7,666,717	—

3. The Colony compensation proposal: Proposal to approve, by non-binding, advisory vote, the compensation that may become payable to the Colony named executive officers in connection with the Merger. The proposal to approve, by non-binding, advisory vote, the compensation that may become payable to the Colony named executive officers in connection with the Merger was approved by the following vote.

Votes For	Votes Against	Abstentions	Broker Non-Votes
105,443,254	1,446,106	7,635,921	—

4. The Colony adjournment proposal: Proposal to adjourn the Special Meeting, if necessary or appropriate, as determined by Colony, to solicit additional proxies in favor of Proposal 1, Proposal 2 and Proposal 3. The proposal to approve the adjournment of the Special Meeting was determined not to be necessary by the chairman of the Special Meeting and was not voted on at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2016	COLONY CAPITAL, INC.

	By:	/s/ Darren J. Tangen
	Name:	Darren J. Tangen
	Title:	Chief Financial Officer and Treasurer

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